Exhibit 10.5

FLY BLADE, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

January 30, 2018

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TABLE OF CONTENTS

(continued)

		Page
5.15	Attorneys’ Fees	20
5.16	Aggregation of Stock	20
5.17	Jury Trial	21
5.18	Right to Conduct Activities	21

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FLY BLADE, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is dated as of January 30, 2018 and is between Fly Blade, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A (each, an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company, and certain of the Investors (the “Prior Investors”) previously entered into an Amended and Restated Investors’ Rights Agreement, dated May 3, 2016 (as amended from time to time, the “Prior Agreement”), in connection with the Company’s issuance and sale of shares of Series A Preferred Stock (as defined below).

WHEREAS, the Company and certain of the Investors are parties to the Series B Preferred Stock Purchase Agreement (as amended from time to time, the “Purchase Agreement”), dated as of the date hereof, among the Company and such Investors, and it is a condition to the closing of the transactions contemplated thereby that the Company and the Investors execute and deliver this Agreement.

WHEREAS, the Company and the Prior Investors intend that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement.

AGREEMENT

NOW, THEREFORE, the Company and the Investors holding a sufficient number of shares of the Company’s capital stock hereby agree to amend and restate the Prior Agreement in its entirety as set forth herein, and the parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1	Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)          “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b)          “Bad Actor Disqualification” means any “bad actor” disqualification described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(c)	“Board” means the Company’s Board of Directors.

(d)	“Change of Control” has the meaning set forth in Section 5.13.

(e)	“Closing” has the meaning set forth in the Purchase Agreement.

(f)           “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(g)	“Common Stock” means the Common Stock of the Company.

(h)           “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), that is in the business of transporting paying passengers by air, but shall not include any Person, together with its Affiliates, who holds less than twenty percent (20)% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the Board of Directors of any Competitor.

(i)            “Conversion Stock” means shares of Common Stock issued upon conversion of the Series Seed Preferred Stock.

(j)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(k)           “Initial Public Offering” means the closing of the Company’s first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(l)            “Initiating Investors” means Investors who in the aggregate hold a majority of the outstanding Registrable Securities.

(m)          “Investors” means the persons and entities listed on Exhibit A and any holder of shares of Preferred Stock to whom the rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2 of this Agreement.

(n)           “Liquidation Event” means any liquidation, dissolution or winding up of the Company, including a Deemed Liquidation Event (as defined in Section 3(d) of the Restated Certificate).

(o)           “Major Investor” means any Investor who holds shares of Preferred Stock with an aggregate initial purchase price from the Company of at least $499,995 and who is not a competitor as determined by a Special Board Vote (as defined in the Restated Certificate).

(p)	“New Securities” has the meaning set forth in Section 4.1(a).

(q)	“Notes” has the meaning set forth in the Purchase Agreement.

(r)            “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(s)           “Preferred Director” means the member of the Board that the holders of Series Seed Preferred Stock and Series A Preferred Stock, voting together as a single class, are entitled to elect pursuant to the Restated Certificate.

(t)           “Preferred Stock” means, collectively, the Series Seed Preferred Stock, the Series A Preferred Stock and the Series B Preferred Stock.

(u)	“Purchase Agreement” has the meaning set forth in the Recitals.

(v)          “Qualified Investor” means any Investor who holds shares of Preferred Stock with an aggregate initial purchase price from the Company of at least $249,995.

(w)	“Qualified IPO” has the meaning set forth in the Restated Certificate.

(x)           “Registrable Securities” means (i) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Stock and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clauses (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(y)          “Registration Expenses” means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Investors, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Investors and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(z)            The terms “register,” “registered” and “registration” refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(aa)	“Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.

(bb)        “Restricted Securities” means any shares of Preferred Stock required to bear the first legend set forth in Section 2.8(c).

(cc)        “Rule 144” means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(dd)        “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(ee)        “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Investor (other than the fees and disbursements of one special counsel to the Investors included in Registration Expenses).

(ff)          “Series A Preferred Stock” means the shares of the Company’s Series A Preferred Stock.

(gg)        “Series B Director” means the member of the Board that the holders of Series B Preferred Stock are entitled to elect pursuant to the Restated Certificate.

(hh)        “Series B Preferred Stock” means the shares of the Company’s Series B Preferred Stock.

(ii)          “Series Seed Preferred Stock” means the shares of the Company’s Series Seed Preferred Stock.

SECTION 2

REGISTRATION RIGHTS

2.1	Requested Registration.

(a)           Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Investors a written request signed by such Initiating Investors that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Investors), the Company will:

(i)             promptly give written notice of the proposed registration to all other Investors; and

(ii)            as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Investor or Investors joining in such request as are specified in a written request received by the Company within 20 days after such written notice from the Company is mailed or delivered.

(b)           Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i)             Prior to the earlier of (A) the five (5) year anniversary of the date of this Agreement or (B) one hundred and eighty (180) days following the effective date of the first Qualified IPO (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(ii)            If the Initiating Investors, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $10,000,000;

(iii)           In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv)           After the Company has initiated two such registrations pursuant to this Section 2.1 (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold);

(v)            During the period starting with the date 60 days prior to the Company’s good faith estimate of the date of filing of; provided the Company provides the holders of Registrable Securities notice of such filing within 30 days after the Company has received notice from the Initiating Investors pursuant to Section 2.1(a); and ending on a date 180 days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(vi)           If the Initiating Investors propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3; and

(vii)          If the Company and the Initiating Investors are unable to obtain the commitment of the underwriter described in Section 2.1(e) to firmly underwrite the offer.

(c)           Deferral. If (i) in the good faith judgment of the Board, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Investors a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Investors, and, provided further, that the Company shall not defer its obligation in this manner more than twice in any twelve-month period.

(d)           Other Shares. The registration statement filed pursuant to the request of the Initiating Investors may, subject to the provisions of Section 2.1(e), include other securities, and may include securities of the Company being sold for the account of the Company.

(e)           Underwriting. The right of any Investor to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Investor’s participation in an underwriting and the inclusion of such Investor’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Investors shall, on behalf of all Investors, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Investors and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are subject to the approval of a majority-in-interest of the Initiating Investors (such approval not to be unreasonably withheld, conditioned or delayed).

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Investors in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Investors shall so advise all Investors of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Investors of Registrable Securities, including the Initiating Investors, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Investor or in such other proportion as shall mutually be agreed to by all such selling Investors; provided, however, that (i) the number of Registrable Securities held by the Investors to be included in such underwriting shall not be reduced unless all other securities (other than the securities sold on behalf of the Company) are first entirely excluded from the underwriting, and (ii) the number of Registrable Securities included in the offering shall not be reduced below twenty-five percent (25%) of the total number of securities included in such offering, unless such offering is a Qualified IPO, in which case the selling Investors may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Investors. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

2.2	Company Registration.

(a)           Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i)             promptly give written notice of the proposed registration to all Investors; and

(ii)            use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Investor or Investors received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of an Investor’s Registrable Securities.

(b)            Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Investors as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Investor to registration pursuant to this Section 2.2 shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting to the extent provided herein. All Investors proposing to distribute their securities through such underwriting shall (together with the Company and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall so advise all Investors of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Investors of Registrable Securities in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Investor or in such other proportion as shall mutually be agreed to by all such selling Investors; provided, however, that (i) the number of Registrable Securities held by the Investors to be included in such underwriting shall not be reduced unless all other securities (other than the securities sold on behalf of the Company) are first entirely excluded from the underwriting and (ii) the number of Registrable Securities included in the offering shall not be reduced below twenty-five percent (25%) of the total number of securities included in such offering, unless such offering is a Qualified IPO, in which case the selling Investors may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c)           Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Investor has elected to include securities in such registration.

2.3	Registration on Form S-3.

(a)           Request for Form S-3 Registration. After the Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from an Investor or Investors of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Investor or Investors), the Company will take such action as required by Sections 2.2(a)(i) and 2.2(a)(ii).

(b)           Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i)             Prior to one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(ii)            If the Investors, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate proceeds of which are less than $1,000,000; or

(iii)            If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c)           Deferral. If (i) in the good faith judgment of the Board, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Investors a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.3(b)(iii) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Investors, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

(d)           Underwriting. If the Investors of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.2(b) shall apply to such registration.

2.4           Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Investors of a majority of the Registrable Securities to be registered or because a sufficient number of Investors shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Investors shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless, with respect to a registration pursuant to Section 2.1, the holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration; provided, however, in the event that a withdrawal by the Investors is based upon adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Investors requesting registration at the time of their request for registration under Section 2.1, the Company shall be required to pay such expenses of registration and such registration shall not be treated as a counted registration for purposes of Sections 2.1. All Selling Expenses relating to securities registered on behalf of the Investors shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5           Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Investor advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a)           Keep such registration effective for a period ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Investor or Investors have completed the distribution described in the registration statement relating thereto;

(b)           To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.3, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement;

(c)           Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(d)           Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as an Investor from time to time may reasonably request;

(e)           Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Investors; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f)            Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g)           Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters,

(i)             an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to a majority in interest of the Investors requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h)            In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(i)            Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(j)            Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

2.6	Indemnification.

(a)            To the extent permitted by law, the Company will indemnify and hold harmless each Investor, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Investor within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Investor, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Investor, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Investor, any of such Investor’s officers, directors, partners, legal counsel or accountants, any person controlling such Investor, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)           To the extent permitted by law, each Investor will, if Registrable Securities held by such Investor are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Investor, and each of their officers, directors and partners, and each person controlling each other such Investor, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Investors, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Investor and stated to be specifically for use therein; provided, however, that the obligations of such Investor hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Investor (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Investor, except in the case of fraud or willful misconduct by such Investor.

(c)           Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)           If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7           Information by Investor. Each Investor of Registrable Securities shall furnish to the Company such information regarding such Investor and the distribution proposed by such Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8	Restrictions on Transfer.

(a)           The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8 Each Investor agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section  2.8 and Section 2.10 and:

(i)            There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

(ii)            The Investor shall have given prior written notice to the Company of the Investor’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, the Investor shall have furnished the Company, at the Investor’s expense, with (i) an opinion of counsel reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Investor to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(b)            Notwithstanding the provisions of Section 2.8(a), no such registration statement or opinion of counsel or “no action” letter shall be necessary for (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Restricted Securities by any Investor to (x) a parent, subsidiary or other affiliate of the Investor, if the Investor is a corporation, (y) any of the Investor’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Investor’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Investor; provided, in each case, that the Investor shall give written notice to the Company of the Investor’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c)            Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Investors consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d)            The first legend referring to federal and state securities laws identified in Section 2.8(c) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.

(e)            Each Investor agrees not to make any sale, assignment, transfer, pledge or other disposition of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) that would own 20% or more of the Company’s outstanding voting equity securities (calculated on the basis of voting power) after such transfer unless and until such proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company.

2.9           Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a)            Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)            File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)            So long as an Investor owns any Restricted Securities, furnish to the Investor forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as an Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing an Investor to sell any such securities without registration.

2.10        Market Stand-Off Agreement. Each Investor shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) during the period from the filing of the registration statement for the Company’s Initial Public Offering filed under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act through the end of the 180-day period following the effective date of the registration statement (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this Section 2.10 shall not apply to (x) a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, (y) a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future or (z) any permitted transfers under this Agreement, and such obligations shall be applicable to the Investors only if (A) all officers and directors are subject to the same restrictions and (B) the Company uses commercially reasonable efforts to obtain a similar agreement from all shareholders individually owning more than 1% of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Investor agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11        Delay of Registration. No Investor shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12        Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to an Investor by the Company under this Section 2 may be transferred or assigned by an Investor only to a transferee or assignee who (i) is an Affiliate of such Investor or (ii) would hold at least 1% of the outstanding Registrable Securities after such transfer or assignment; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Investor under this Agreement.

2.13        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Investors holding a majority of the Registrable Securities (excluding any of such shares held by any Investors whose rights to request registration or inclusion in any registration pursuant to this Section 2 have terminated in accordance with Section 2.14), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior or pari passu to the registration rights granted to the Investors hereunder.

2.14        Termination of Registration Rights. The right of any Investor to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate upon the earlier to occur of (i) the third anniversary of the Qualified IPO and (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Investor’s shares without limitation during a three- month period without registration.

SECTION 3

COVENANTS

3.1	Basic Financial Information and Inspection Rights.

(a)            Basic Financial Information. The Company will furnish the following reports to each Qualified Investor that so requests:

(i)            As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days after the end of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, in each case prepared in accordance with U.S. GAAP; and

(ii)            As soon as practicable after the end of each quarterly accounting period in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the each quarterly accounting period in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, in each case prepared in accordance with U.S. GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP).

(b)           Inspection and Other Rights. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, examine its books of account and records, and discuss the Company’s affairs, finances, and accounts with its officers during normal business hours of the Company as may be reasonably requested by such Major Investor; provided, that the Company shall not be obligated pursuant to this Section 3.1(b) to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless, in the case of confidential information, covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. The Company will furnish to each Major Investor that so requests: (i) at least thirty (30) days prior to the end of each fiscal year, a comprehensive operating budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year and (ii) promptly following the end of each fiscal quarter, an up-to-date capitalization table of the Company as of the end of such fiscal quarter.

3.2          Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement or otherwise (including notice of the Company’s intention to file a registration statement or in connection with a Change of Control), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.2 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any shares of Preferred Stock from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.2; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to comply with any information rights set forth in Section 3.1 or inspection rights in Section 3.2 in respect of any Investor whom the Board (including the Preferred Director or Series B Director) determines in good faith to be a Competitor.

3.3           “Bad Actor” Notice. Each party to this Agreement will promptly notify each other party to this Agreement in writing if it or, to its knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any Bad Actor Disqualification.

3.4           Board Matters. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending any in person meetings of the Board. Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed-upon schedule.

3.5           Observation Rights. The Company will offer to David Zaslav, for so long as Snickers Holdings LLC and its permitted transferees own 1,408,500 shares of Series Seed Preferred Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (or an equivalent amount of Common Stock issued upon conversion thereof), for any period during which David Zaslav is not a member of the Board, an invitation to David Zaslav to attend all meetings of the Board and in connection therewith shall provide to David Zaslav copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided however, that the Company reserves the right to withhold any information and to exclude David Zaslav from any meeting or portion thereof if (i) access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel; (ii) access to such information or attendance at such meeting could result in disclosure of trade secrets to David Zaslav; (iii) access to such information or attendance at such meeting could result in a conflict of interest between David Zaslav and the Company or its counsel; or (iv) David Zaslav is a direct competitor of the Company, as determined in good faith by the Board. David Zaslav may participate in discussions of matters brought before the Board, but shall in all other respects be a nonvoting observer.

3.6           Directors and Officers Insurance. The Company has as of the date hereof or shall obtain within ninety (90) days of the date hereof, from financially sound and reputable insurers directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board, and will use commercially reasonable efforts to cause such insurance policies to be maintained.

3.7           Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.

3.8           Termination of Covenants. The covenants set forth in this Section 3 (other than Section 3.7) shall terminate and be of no further force and effect (i) immediately before the closing of the Initial Public Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, (iv) upon a Change of Control or (iv) upon a Liquidation Event, whichever event occurs first.

SECTION 4

RIGHT OF FIRST REFUSAL

4.1           Right of First Refusal to Investors. The Company hereby grants to each Major Investor, the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement (“Preemptive Rights”). A Major Investor’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Major Investor immediately prior to the issuance of New Securities (assuming full conversion of the shares of Preferred Stock and full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by said Major Investor) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of all shares of Preferred Stock and full conversion or exercise of all outstanding convertible securities, rights, options and warrants of the Company, and including all shares reserved for issuance under the Company’s equity incentive plans). This right of first refusal shall be subject to the following provisions:

(a)           “New Securities” means any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now or hereafter authorized, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided, that the term “New Securities” does not include the shares of Preferred Stock issued pursuant to the Purchase Agreement, the Conversion Stock and issuances or deemed issuances of Exempted Securities (as defined in the Restated Certificate).

(b)            In the event the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Major Investor shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Major Investor’s pro rata share of such New Securities upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c)            In the event the Major Investors fail to exercise fully the right of first refusal within said ten (10) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Major Investors’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Major Investors delivered pursuant to Section 4.1(a). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Major Investors in the manner provided in this Section 4.1.

(d)            The right of first refusal granted under this Agreement shall expire immediately before the closing of the Initial Public Offering.

(e)            An Investor will not have a right of first refusal to purchase a pro rata share of New Securities in accordance with this Section 4 and will not be an Investor for purposes of the right of first refusal granted under this Section 4 if, and for so long as, the Investor, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members or any person that would be deemed a beneficial owner of the securities of the Company held by the Investor (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act.

SECTION 5

MISCELLANEOUS

5.1          Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company and (ii) the Investors holding a majority of the Registrable Securities held by the Investors (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however that investors purchasing shares of Series B Preferred Stock in a Closing after the Initial Closing (each as defined in the Purchase Agreement) may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this section or any consent or approval of any other Investor; provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats any Investor different from other Investors, the consent of such Investor shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this section shall be binding upon each Investor and each future holder of all such securities of Investor. Each Investor acknowledges that by the operation of this section, the holders of a majority of Registrable Securities held by the Investors (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Investor under this Agreement. For purposes of this Section 5.1, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Investors circulated by the Company and executed by the parties specified.

5.2           Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor) or otherwise delivered by hand, messenger or courier service addressed:

(a)            if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Exhibit A to the Purchase Agreement; or

(b)            if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 499 East 34th Street, New York, NY 10016, or at such other current address as the Company shall have furnished to the Investors, with a copy (which shall not constitute notice) to Sacha Ross, Cooley LLP, 1114 Avenue of the Americas, 46th Floor, New York, NY 10036.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Investor in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor in the Company’s records), (iii) posting on an electronic network together with separate notice to the Investor of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor. This consent may be revoked by an Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

5.3           Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York as applied to agreements entered into among New York residents to be performed entirely within New York, without regard to principles of conflicts of law.

5.4           Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company, other than to a permitted transferee in connection with a permitted transfer under this Agreement. Any attempt by an Investor without such permission to so assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5           Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes in its entirety the Prior Agreement, which shall have no further force and effect. This Agreement shall be deemed an amendment and restatement of the Prior Agreement, and any party thereto who does not execute and deliver this Agreement will nevertheless be deemed a party hereunder and have all of the rights, benefits and obligations associated therewith. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6           Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7           Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10        Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11        Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in New York County, New York (or in the event of exclusive federal jurisdiction, the courts of the Southern District of New York).

5.12        Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13        Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) shall terminate upon (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (b) a sale, lease or other conveyance of all substantially all of the assets of the Company (a “Change of Control”).

5.14        Conflict. In the event of any conflict between the terms of this Agreement and the Company’s certificate of incorporation or its bylaws, the terms of the Company’s certificate of incorporation or its bylaws, as the case may be, will control.

5.15        Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.16        Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement. For all purposes of this Agreement, Andrew Farkas and i- Hatch Management LLC shall be deemed to be affiliated persons.

5.17        Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

5.18        Right to Conduct Activities. The Company hereby agrees and acknowledges that each Investor (together with its affiliates) may make investments or otherwise conduct activities which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, no Investor shall be liable to the Company for any claim arising out of, or based upon, (i) the investment or other activity by any Investor or any of its affiliates with respect to any entity competitive with the Company, or (ii) actions taken by any Investor or any of its affiliates to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or breach of any other agreement between Investor and the Company.

(signature page follows)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

FLY BLADE, INC.
a Delaware corporation

By:	/s/ Rob Wiesenthal
Name:	Rob Wiesenthal
Title:	Chief Executive Officer

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

COLPE BLADE INVESTOR, LLC

By:	/s/ Mark M. Hedstrom

Name.	Mark M. Hedstrom

Title:	Vice President

(Signature page to the Amended and Restated Investors' Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

LERER HIPPEAU VENTURES V, LP

By:	Lerer Hippeau Ventures V GP, LLC, its General

By:	/s/ Eric Hippeau

Name:	Eric Hippeau

Title:	Managing Member

(Signature page to the Amended and Restated Investors' Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

LERER HIPPEAU VENTURES SELECT FUND, LP

By:	Lerer Hippeau Ventures Select Fund LP, LLC, its General Partner

By:	/s/ Eric Hippeau

Name:	Eric Hippeau

Title:	Managing Member

(Signature page to the Amended and Restated Investors' Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Lerer Investments II, LLC
(Print investor name)

/s/ Kenneth Lerer
(Signature)

Kenneth Lerer
(Print name of signatory, if signing for an entity)

Managing Member
(Print title of signatory, if signing for an entity)

(Signature page to the Amended and Restated Investors' Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Andrew Bazos
(Print investor name)

/s/Andrew Bazos
(Signature)

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Andrew Farkas
(Print investor name)

/s/ Andrew Farkas
(Signature)

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Gerald J. Cardinale
(Print investor name)

/s/ Gerald J. Cardinale
(signature)

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

I-HATCH MANAGEMENT LLC

By:	/s/ Bradford Farkas

Name:	Bradford Farkas

Title:	Managing Member

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

MATTHEW JACOBSON TRUST UAD 6/9/10

By:	/s/ Matthew Jacobson

Name:	Matthew Jacobson

Title:	Trustee

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

PLYMOUTH TECHNOLOGY LLC

By: Plymouth Investment, LP, its Sole Member

By:	/s/ Richard Mishaan

Name:	Richard Mishaan

Title:	Mng director

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

RAINE VENTURE PARTNERS I LP

By: Raine Venture Associates I LP, its general partner

By: Raine Management LLC, its general partner

By:	/s/ Alfred Chianese

Name:	Alfred Chianese

Title:	Vice President

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

Snickers Holdings LLC
(Print investor name)

/s/ David Zaslav
(Signature)

David Zaslav
(Print name of signatory, if signing for an entity)

President
(Print title of signatory, if signing for an entity)

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

ROB WIESENTHAL

/s/ Rob Wiesenthal
(Signature)

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

AIRBUS HELICOPTERS S.A.S.

By:	/s/ Clive Schley

Name:	Clive Schley

Title:	SVP Strategy

(Signature page to the Amended and Restated Investors’ Rights Agreement)

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductoryclause.

INVESTOR

LIONTREE PARTNERS LLC

By:	/s/ Matthew Derdeyn

Name:	Matthew Derdeyn

Title:	CHIEF FINANCIAL OFFICER

(Signature page to the Amended and Restated Investors' Rights Agreement )

The parties are signing this Amended and Restated Investors' Rights Agreement as of the date stated in the introductory clause.

INVESTOR

JUST BLADE, LLC

By:	/s/ Mark Hedstrom

Name:	Mark M. Hedstrom

Title:	Vice President